UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 15, 2018 (March 12, 2018)

CYPRESS SEMICONDUCTOR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-10079	94-2885898
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
198 Champion Court
San Jose, California 95134
(Address of principal executive offices and zip code)
(408) 943-2600
(Registrant's telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

 Item 1.01    Entry Into a Material Definitive Agreement.

On March 12, 2018 (the “Closing Date”), Cypress Semiconductor Corporation (the “Company”) entered into Amendment No. 7 to Amended and Restated Credit and Guaranty Agreement, dated as of March 12, 2018, by and among the Company, the subsidiaries of the Company party thereto as Guarantors, the lenders party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent (the “Amendment”). The Amendment amends the Amended and Restated Credit and Guaranty Agreement, dated as of March 12, 2015, by and among the Company, the subsidiaries of the Company party thereto as Guarantors, the lenders party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent and as collateral agent, and Morgan Stanley Bank, N.A., as issuing bank (as amended, modified or supplemented, the “Credit Agreement”). The Credit Agreement provides for $540.0 million in revolving commitments (the “Revolving Loans”) and term loans in the aggregate original principal amount of $542.25 million (the “2016 Term Loans”).

The Amendment amends the Credit Agreement to, among other things, reduce the applicable margin for the 2016 Term Loans and the Revolving Loans. After giving effect to the Amendment, (i) the 2016 Term Loans will bear interest, at the option of the Company, at the base rate plus an applicable margin of 1.25% or the Eurodollar rate plus an applicable margin of 2.25% and (ii) the Revolving Loans will bear interest, at the option of the Company, at the base rate plus an applicable margin of either 0.75% or 1.00%, depending on the Company’s secured leverage ratio, or the Eurodollar rate plus an applicable margin of 1.75% or 2.00%, depending on the Company’s secured leverage ratio. In addition, the Amendment amended the Credit Agreement to remove the fixed charge coverage ratio financial covenants and for the 2016 Term Loans, to remove the Total Leverage Ratio covenant, change the required amortization payments to 1% per annum and to waive the excess cash flow mandatory repayment for Fiscal 2017.

Certain of the lenders and their affiliates have engaged in, and may in the future engage in, other commercial dealings in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for those transactions and any advisory services.

The foregoing description is qualified in its entirety by reference to the Amendment which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1
Amendment No. 7 to Amended and Restated Credit and Guaranty Agreement, dated as of March 12, 2018, by and among Cypress Semiconductor Corporation, the guarantors party thereto, the lenders party thereto, and Morgan Stanley Senior Funding, Inc., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2018

CYPRESS SEMICONDUCTOR CORPORATION

By: /s/ Thad Trent
Name:     Thad Trent

Title:	Chief Financial Officer and Executive Vice President, Finance & Administration